UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 10, 2025

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Ste 230	San Diego,	California	92106
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01. Entry into Material Definitive Agreement

As previously disclosed, on October 31, 2024, Nuvve Holding Corp. (the “Company”) entered into a securities purchase agreement (as amended from time to time, the “Purchase Agreement”) with certain accredited institutional and individual investors (the “Investors”), pursuant to which the Company agreed to issue to the Investors senior convertible promissory notes (as amended and restated, the “Notes”) convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and accompanying warrants (the “Warrants”) to purchase shares of Common Stock. As previously disclosed, certain of the Investors exercised their right (the “Additional Investment Right”) under the Purchase Agreement to purchase additional Notes and Warrants. In connection with the exercise of the Additional Investment Right, on September 10, 2025, the Company issued to a certain Investor (i) a $111,111.11 principal amount (the “Principal Amount”) senior convertible promissory note, carrying a 10% original issue discount (the “Additional Note”), convertible into shares of Common Stock, and (ii) accompanying warrants (the “Additional Warrant”) to purchase shares of Common Stock (the “AIR Issuance”).

The Additional Warrant is exercisable for up to an aggregate of 100% of the shares (the “Warrant Shares”) of Common Stock that each Additional Note is convertible into as of the issuance date, at an exercise price of $0.1711 per share (the “Exercise Price”), which represents 95% of the average of the five lowest trading prices in the ten trading days prior to the date the Investor exercised its Additional Investment Right, as set forth in the Purchase Agreement.

The Additional Note matures 18 months from the date of issuance (the “Term”). The Company may elect to extend the Term by up to an additional six months, so long as (i) at least 33% of the Principal Amount has been repaid or converted into shares of Common Stock, and (ii) no event of default has occurred and is continuing nor has any event constituting a material adverse effect occurred. If the Company elects to exercise such Term extension right, it shall pre-pay to the holder of the Additional Note six months of monthly interest based on the then-outstanding Principal Amount under the Additional Note.

The Additional Note is convertible, at the option of the respective Investors, at any time, in whole or in part, into such number of shares of Common Stock (the “Conversion Shares”) equal to the Principal Amount of the Additional Note outstanding plus all accrued and unpaid interest at a conversion price equal to $0.1711 per share (the “Conversion Price”), which represents 95% of the average of the five lowest trading prices in the ten trading days prior to the date the Investor exercised its Additional Investment Right, as set forth in the Purchase Agreement. The Conversion Price is subject to full ratchet antidilution protection and certain exceptions upon any subsequent transaction at a price lower than the Conversion Price then in effect and standard adjustments in the event of stock dividends, stock splits, combinations or similar events.

Alternatively, in the event of an event of default, the Conversion Price may be converted to an “Alternate Conversion Price”, which is defined as the lowest of (i) the applicable Conversion Price as in effect on the applicable conversion date of the applicable Alternate Conversion (as defined in the Additional Note), (ii) the greater of (x) $0.528 (the “Floor Price”) and (y) 80% of the VWAP (as defined in the Additional Note) of the Common Stock as of the trading day immediately preceding the delivery of the applicable conversion notice, (iii) the greater of (x) the Floor Price and (y) 80% of the VWAP of the Common Stock as of the trading day of the delivery of the applicable conversion notice, (iv) the greater of (x) the Floor Price and (y) 80% of the VWAP as of the trading day immediately preceding the date that an event of default under the Additional Note occurs, and (v) the greater of (x) the Floor Price and (y) 80% of the average of the three lowest daily VWAPs in the twenty trading day period immediately prior to the delivery of the applicable conversion notice.

The Additional Note accrues interest at the rate of 8.0% per annum, which shall automatically be increased to 18.0% per annum in the event of an event of default. The principal and accrued interest on the Additional Note are payable in equal monthly installments (each, an “Installment”) on each Installment Date (as defined in the Notes) commencing on the earlier of October 31, 2025 and the effective date of the registration statement required to be filed pursuant to that certain Registration Rights Agreement, dated October 31, 2024 (the “Registration Rights Agreement”), by and among the Company and the Investors. Each Installment is payable in cash, provided, however, that if on any Installment Date, no failure to meet the Equity Conditions (as defined in the Additional Note) exits pursuant to the Additional Note, the Company may pay all or a portion of the Installment with shares of Common Stock. The portion of any Installment paid with Common Stock shall be based on the Installment Conversion Price. “Installment Conversion Price” means the lower of (i) the Conversion Price and (ii) the greater of (x) the Floor Price and (y) 90% of the average of the five lowest daily VWAPs in the ten trading days immediately prior to each conversion date.

The Additional Note may not be converted and shares of Common Stock may not be issued under the Additional Note if, after giving effect to the conversion or issuance, such Investor together with its affiliates would beneficially own in excess of 9.99% of the outstanding Common Stock.

The Additional Note contains customary events of default. If an event of default occurs, the Investors may require us to redeem all or any portion of the Additional Note (including all accrued and unpaid interest thereon), in cash.

Additionally, the Additional Warrant is exercisable immediately and will expire five years after the date of issuance and may be exercised on a cashless basis in the event of a fundamental transaction involving the Company or if the resale of the shares of Common Stock underlying the Additional Warrant is not covered by an effective registration statement (or the prospectus contained therein is not available for use). The Exercise Price is subject to full ratchet antidilution protection, subject to certain price limitations required by Nasdaq rules and regulations and certain exceptions, upon any subsequent transaction at a price lower than the Exercise Price then in effect and standard adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

The gross proceeds to the Company from the AIR Issuance before expenses were $100,000. The Company intends to use the net proceeds from the AIR Issuance for working capital and general corporate purposes.

As previously disclosed, pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement to register the shares of Common Stock underlying the Additional Note and Additional Warrant within 15 days following the closing of the AIR Issuance, and to use its reasonable best efforts to cause such additional registration statement to be declared effective by the Securities and Exchange Commission (the “SEC”) within 30 days following such closing (or within 60 days of such closing if the SEC notifies the Company that the SEC shall “review” such additional registration statement).

The offer and sale of the securities in the AIR Issuance was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. Such offer and sale was made only to “accredited investors” under Rule 501 of Regulation D promulgated under the Securities Act, and without any form of general solicitation and with full access to any information requested by such investors regarding the Company or the securities offered and issued in the AIR Issuance.

This report does not constitute an offer to sell or the solicitation of an offer to buy the securities in the described offering, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The foregoing descriptions of the Additional Note and the Additional Warrant are not complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Important Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Securities Act and the Exchange Act. Statements that are not historical facts, including statements about the AIR Issuance and matters described above, and the parties’ perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding the AIR Issuance and the transactions contemplated thereunder, including the anticipated benefits of the AIR Issuance and the use of proceeds therefrom. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
4.1	Form of Additional Convertible Note, dated September 10, 2025
4.2	Form of Additional Warrant, dated September 10, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2025

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chief Executive Officer
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